Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT
AND WAIVER OF DEFAULTS

     This Amendment, dated as of September 22, 2003, is made by and between SANZ INC., formerly known as Storage Area Networks, Inc., a Colorado corporation (the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

     The Borrower and the Lender are parties to a Credit and Security Agreement dated as of May 31, 2001, as amended by (i) the First Amendment to Credit and Security Agreement and Waiver of Defaults dated as of January 17, 2002; (ii) the Second Amendment to Credit and Security Agreement dated as of July 1, 2002; (iii) the Third Amendment to Credit and Security Agreement dated as of August 15, 2002; and (iv) the Fourth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of March 31, 2003 (as so amended, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1.     Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending as the case may be, the following definitions:

     “Book Net Worth” means the aggregate of the common and preferred stockholders’ equity in the Borrower, determined in accordance with GAAP, and calculated without regard to (i) any change in the valuation of goodwill made in accordance with FASB Accounting Standard 142, (ii) any increase in general Intangibles as a result of an acquisition of or similar transaction and (iii) any transfer of General Intangibles from SAN Holdings, Inc.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of May 20, 2002, by and between MRA Systems, Inc., a Delaware corporation, d/b/a GE Access and the Lender.

“Interest Rate Margin” means five percent (5.0%), provided, however, that, if no Event of Default then exists:

(i) if the Borrower’s Net Income for the three months ending March 31, 2004 is equal to or greater than $100,000, then the Interest Rate Margin shall equal four and one half percent (4.5%);

          (ii) if the Borrower’s Net Income for the six months ending June 30, 2004 is (a) equal to or greater than $200,000, then the Interest Rate Margin shall equal four percent (4.0%) and (b) equal to or greater than $100,000 but less than $200,000, then the Interest Rate Margin shall equal four and one half percent (4.5%);

          (iii) if the Borrower’s Net Income for the nine months ending September 30, 2004 is (a) equal to or greater than $300,000, then the Interest Rate Margin shall equal three and one half percent (3.5%), (b) equal to or greater than $200,000 but less than $300,000, then the Interest Rate Margin shall equal four percent (4.0%) and (c) equal to or greater than $100,000 but less than $200,000, then the Interest Rate Margin shall equal four and one half percent (4.5%); and

          (iv) if the Borrower’s Net Income for the twelve months ending December 31, 2004 is (a) equal to or greater than $400,000, then the Interest Rate Margin shall equal three percent (3.0%), (b) equal to or greater than $300,000 but less than $400,000, then the Interest Rate Margin shall equal three and one half percent (3.5%), (c) equal to or greater than $200,000 but less than $300,000, then the Interest Rate Margin shall equal four percent (4.0%) and (d) equal to or greater than $100,000 but less than $200,000, then the Interest Rate Margin shall equal four and one half percent (4.5%).

     Any increase in the Interest Rate Margin shall be effective on the first day of the month in which the Lender receives the Borrower’s monthly financial statements. Any decrease in the Interest Rate Margin shall be effective on the first day of the month following the month in which the Lender receives the Borrower’s monthly financial statements. If the Lender does not receive the Borrower’s monthly financial statements on the date that they are due, then the Interest Rate Margin shall equal five percent (5.0%), and shall be effective on the first day of that month.

     If at any time the Interest Rate Margin has been decreased and any of the Borrower’s financial statements show that the Borrower was not entitled to such decrease, then the Interest Rate Margin shall be increased to the Interest Rate Margin to which the Borrower is entitled, such increase to be effective retroactively to the date of such decrease. If at any time the Interest Rate Margin has been decreased and an Event of Default occurs, then the Interest Rate Margin shall equal five percent (5.0%), and shall be effective on the first day of the month in which the Event of Default occurs.

“Maximum Line” means $12,000,000, unless said amount is reduced pursuant to Section 2.6, in which event it means the amount to which said amount is reduced.

     “Revolving Floating Rate” means an annual rate equal to the sum of the Prime Rate plus the applicable Interest Rate Margin, which annual rate shall change when and as the Prime Rate and the Interest Rate Margin changes.

“Subordinated Creditor” means the Subordinated Creditor as defined in the Intercreditor Agreement.

“Subordinated Debt” means the Subordinated Indebtedness, but shall in no event include amounts outstanding to the Subordinated Creditor under the Intercreditor Agreement.

“Subordinated Indebtedness” means the Subordinated Indebtedness as defined in the Subordination Agreement.

     “Subordination Agreement” means the Subordination Agreement dated as of January 17, 2002, made by SAN Holdings, Inc. for the benefit of the Lender and acknowledged by the Borrower, and any other subordination agreement accepted by the Lender from time to time.

     2.     Section 6.12. Section 6.12 of the Credit Agreement is amended and restated in its entirety to read as follows:

     “Section 6.12 Minimum Net Income. The Borrower will maintain, during each period described below, its Net Income, determined as at the end of each quarter, at an amount not less than the amount set forth opposite such period (numbers appearing between “( )” are negative):

Period	Minimum Net Income
Nine months ending September 30, 2003	($2,976,000)
Twelve months ending December 31, 2003	($2,894,000)
Three months ending March 31, 2004	$ 50,000
Six months ending June 30, 2004	$ 150,000
Nine months ending September 30, 2004	$ 225,000
Twelve months ending December 31, 2004	$ 300,000

     If quarterly Net Income, determined as at the end of each quarter (beginning with the quarter ending December 31, 2003), is negative, then the Borrower shall provide the Lender evidence, in form and substance acceptable to the Lender in its sole discretion, that it has received a cash infusion (in the form of equity or Subordinated Debt) in an amount equal to or greater than the absolute value of the negative quarterly Net Income, such cash infusion to be made no later than 30 days after the monthly financial statements for such quarter are due to the Lender, provided, however, that:

(a) if year-to-date Net Income, determined as at the end of such quarter, is positive, no such cash infusion shall be required, and

     (b) if quarterly Net Income and year-to-date Net Income, determined as at the end of such quarter, are both negative, then the Borrower shall provide the Lender evidence, in form and substance acceptable to the Lender in its sole discretion, that it has received a cash infusion (in the form of equity or Subordinated Debt) in an amount equal to or greater than the lesser of:

(i) the absolute value of the negative quarterly Net Income, and

(ii) the absolute value of the negative year-to-date Net Income such cash infusion to be made no later than 30 days after the monthly financial statements for such quarter are due to the Lender, provided, further, however, that if the Borrower shall provide the Lender evidence, in form and substance acceptable to the Lender in its sole discretion, that it has received prior cash infusions (in the form of equity or Subordinated Debt) for such fiscal year in an amount equal to or greater than the absolute value of the negative year-to-date Net Income, no additional cash infusion shall be required.

     If the Borrower shall provide the Lender evidence, in form and substance acceptable to the Lender in its sole discretion, that it has received the cash infusion (in the form of equity or Subordinated Debt) in the amounts and in the time periods required pursuant to this Section 6.12, then (i) any default under this Section 6.12 for such quarter shall be deemed to have been automatically waived by the Lender and (ii) any default under Section 6.13 due solely to such negative quarterly Net Income for such quarter shall be deemed to have been automatically waived by the Lender.”

     3.     Section 6.13. Section 6.13 of the Credit Agreement is amended and restated in its entirety to read as follows:

     “Section 6.13 Minimum Book Net Worth Plus Subordinated Debt. The Borrower will maintain, during each period described below, its Book Net Worth plus Subordinated Debt, determined as at the end of each month, at an amount not less than the amount set forth opposite such period:

Period	Minimum Book Net Worth Plus Subordinated Debt
September 30, 2003	$18,189,000
October 31, 2003	$18,017,000
November 30, 2003	$17,792,000
December 31, 2003	$18,271,000
January 31, 2004	$18,164,000
February 28, 2004	$17,953,000
March 31, 2004	$18,421,000
April 30, 2004	$18,279,000
May 31, 2004	$18,068,000

Period	Minimum Book Net Worth Plus Subordinated Debt
June 30, 2004	$18,521,000
July 31, 2004	$18,394,000
August 31, 2004	$18,183,000
September 30, 2004	$18,596,000
October 31, 2004	$18,509,000
November 30, 2004	$18,298,000
December 31, 2004 and each	$18,671,000
month thereafter

     4.     Section 6.15. Section 6.15 of the Credit Agreement is amended and restated in its entirety to read as follows:

     “Section 6.15 New Covenants. On or before November 30, 2004, the Borrower and the Lender shall agree on new covenant levels for Sections 6.12, 6.13, 6.14 and 7.10 for periods after such date. The new covenant levels will be based on the Borrower’s projections for such periods and shall be no less stringent than the present levels, but if the Borrower and the Lender do not agree, the Lender may designate the required amounts in its sole discretion and the failure by the Borrower to maintain the designated amounts shall constitute an Event of Default.”

     5.     Section 7.10. Section 7.10 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 7.10 Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $800,000 in the aggregate during any fiscal year.”

     6.     Exhibit A. Exhibit A of the Credit Agreement is amended and restated in its entirety and replaced with Exhibit A attached hereto.

     7.     Exhibit B. Exhibit B of the Credit Agreement is amended and restated in its entirety and replaced with Exhibit B attached hereto.

     8.     No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     9.     Waiver of Defaults. The Borrower is in default under Section 6.12 Minimum Net Income and Section 6.13 Minimum Book Net Worth as of March 31, 2003 and through August 31, 2003 (the “Existing Defaults”). Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

     10.     Restructure Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable restructure fee in the amount of $50,000 in consideration of the Lender’s execution and delivery of this Amendment.

     11.     Conditions Precedent. This Amendment, and the waiver set forth in Paragraph 9 hereof, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a) The Revolving Note, properly executed by the Borrower.

          (b) The Acknowledgment and Agreement of Guarantor and the Acknowledgment and Agreement of Subordinated Creditor set forth at the end of this Amendment, duly executed by the Guarantor and the Subordinated Creditor.

          (c) Payment of the fee described in Paragraph 10.

          (d) Such other matters as the Lender may require.

     12.     Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and the Revolving Note and to perform all of its obligations hereunder, and this Amendment and the Revolving Note have been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment and Revolving Note have been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     13.     References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     14.     No Other Waiver. Except as set forth in Paragraph 9 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     15.     Release. The Borrower, and the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, and the Subordinated Creditor by signing the Acknowledgment and Agreement of Subordinated Creditor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor or such Subordinated Creditor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     16.     Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 10 hereof.

     17.     Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC. By: /s/ Aida Sunglao-Canlas Name: Aida Sunglao-Canlas Its: Assistant Vice President	SANZ, INC. By: /s/ John Jenkins Name: John P. Jenkins Its: President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

     The undersigned, a guarantor of the indebtedness of SANZ Inc., formerly known as Storage Area Networks, Inc., (the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a separate Guaranty dated as of May 31, 2001 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 15 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

SAN HOLDINGS, INC. By: /s/ John Jenkins Name: John P. Jenkins Its: President

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITOR

     The undersigned, a subordinated creditor of SANZ Inc., formerly known as Storage Area Networks, Inc., (the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a Subordination Agreement dated as of January 17, 2002 (the “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 15 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under its Subordination Agreement.

SAN HOLDINGS, INC. By: /s/ John Jenkins Name: John P. Jenkins Its: President

Exhibit A to Credit and Security Agreement
AMENDED AND RESTATED REVOLVING NOTE

$12,000,000	Denver, Colorado September 22, 2003

For value received, the undersigned, SANZ INC., formerly known as Storage Area Networks, Inc., a Colorado corporation (the “Borrower”), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Twelve Million Dollars ($12,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated as of May 31, 2001 (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note has been executed and delivered in substitution for and not in repayment of (i) the Revolving Note of the Borrower dated May 31, 2001; (ii) the Amended and Restated Revolving Note of the Borrower dated July 1, 2002; and (iii) the Amended and Restated Revolving Note of the Borrower dated March 31, 2003 and is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

SANZ, INC. By: /s/ John Jenkins Name: John Jenkins Its: President